                     TENTH AMENDMENT TO OPERATIVE AGREEMENTS

         This Tenth Amendment to Operative Agreements dated effective as of November 9, 2001 (this "Amendment"), is by and among ULTRAK OPERATING, L.P., a Texas limited partnership (the "Lessee" or the "Construction Agent"), ULTRAK, INC., a Delaware corporation (the "Guarantor"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the Ultrak Trust 1996-1 (the "Owner Trustee," the "Borrower" or the "Lessor"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION (successor to Wells Fargo Bank (Texas), National Association, "Wells Fargo") and BANK ONE, NA ("Bank One"), as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement, individually, a "Lender" and collectively, the "Lenders") and Wells Fargo, as administrative agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS:

         A. The parties hereto are parties to various Operative Agreements providing for a tax retention operating lease financing for Lessee and Guarantor, each dated as of March 31, 1997 (as amended, restated or modified from time to time, the "Operative Agreements");

         B. The parties hereto (each an "Amendment Party") desire that the Operative Agreements be amended to change certain definitions, to add certain definitions and change certain other provisions; and

         C. The Lenders have advised Lessee, Guarantor, and Owner Trustee (collectively, the "Debtors"; and by their execution hereof the Debtors acknowledge) that an Event of Default exists under the Operative Agreements as a result of Debtors' failure to deliver the Compliance Certificate for the quarter ending September 30, 2001 (the "CC Default"). The Lenders have also advised Debtors that, as of September 30, 2001, various Events of Default exist under the Operative Agreements, including but not limited to: (i) Section 6.01 (Leverage Ratio) of the Guaranty Agreement for the periods ended June 30, 2000, September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001 and
September 30, 2001; (ii) Section 6.02 (Debt Service Coverage Ratio) of the Guaranty Agreement for the periods ended September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001; and (iii) Section 6.03 (Minimum Net Worth) of the Guaranty Agreement for the periods ended December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 (all the foregoing and other defaults existing prior to September 30, 2001, collectively, the "Other Defaults"; and together with the CC Defaults, collectively, the "Existing Defaults"). Without limiting the effect of any such Events of Default, such Events of Default constitute Guaranty Events of Default, Lease Events of Default, and Credit Agreement Events of Default under the terms of the Guaranty Agreement, the Lease, and the Credit Agreement, respectively.

         D. The Debtors have requested that the Lenders forbear from exercising its available rights and remedies arising as a result of the Existing Defaults and the Lenders are willing to forebear from exercising its available rights and remedies, upon and subject to the terms and conditions set forth in this Agreement.

         E. The Amendment Parties are willing to provide for and consent to such amendments and forbearance subject to the terms and provisions of this Amendment.

         NOW, THEREFORE, BE IT RESOLVED THAT, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, and not otherwise defined herein, shall have the same meanings as used in the Participation Agreement included as one of the Operative Agreements and in Appendix A to such Participation Agreement, as the same may have been or hereafter be amended or otherwise modified from time to time, including by this Amendment.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Existing Definitions. Effective as of the date hereof, the following definitions appearing in Appendix A to the Participation Agreement are hereby amended to read in their entirety as follows:

                   "ABR", from and after the date of the Tenth Amendment to
              Operative Agreements, shall mean, and in all instances constitute a reference to, a fixed rate of 14% per annum.

                   "Maturity Date" shall mean December 17, 2001.

                   "Tenth Amendment to Operative Agreements" means the Tenth
              Amendment to Operative Agreements dated as of November 9, 2001, among certain parties to the Participation Agreement, Wells Fargo and Bank One.

         Section 2.2 Amendment to Section 2.8 of the Credit Agreement. Effective as of the date hereof, Section 2.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                   (b) If an Event of Default shall occur, the Loans outstanding hereunder from time to time shall bear interest at a rate per annum which is the highest interest rate permitted by applicable law (as of the date of the Tenth Amendment to Operative Agreements, 18%), in each case from the date of such Event of Default until the same is cured, waived as provided in Section 9.1 or the Agent and the Lenders agree to forbear in respect of such Event of Default.

         Section 2.3 Interest Rates. For the avoidance of doubt, from and after the date of the Tenth Amendment to Operative Agreements, all amounts payable as interest on the Loans, all payments of Basic Rent and all other amounts in any manner or fashion tied to, based upon, or designed to reflect payment of interest on the Loans shall be at the rate of 14% per annum and no such interest, yield, rent, etc. will be based upon the "ABR" (as such term was used prior to the Tenth Amendment), "Eurodollar Rate" or "LIBOR Rate" or any margin in excess thereof; provided that any default rate of interest (e.g. ss. 2.8(b) of the Credit Agreement) shall be calculated at the highest interest rate permitted by applicable law for commercial loans of the size outstanding under the Operative Agreements, subject to any usury or other limitations. No election shall be available under any circumstances for the Borrower or the Lessor to elect any rate of interest or rent rate based on the "ABR" (as such term was used prior to the Tenth Amendment), "Eurodollar Rate" or the "LIBOR Rate".

                                    ARTICLE 3

                      Forbearance and Additional Covenants.

         Section 3.1 Additional Covenant. The Borrower agrees as follows:

                   (a) Borrower shall pledge, as additional Collateral, Money
              Market Account No._______________ maintained with Wells Fargo in the amount of $500,000 (the "Money Market Account");

                   (b) The Borrower shall endeavor to obtain a commitment letter
              (the "Commitment Letter") from a lending institution showing a commitment to repay all accrued and unpaid interest, outstanding principal, expenses and other amounts owing on the Loans (the "Refinancing"), and such Commitment Letter shall not contain any conditions that Borrower cannot reasonably be expected to satisfy.

                   (c) If the Commitment Letter is not obtained on or prior to
              November 30, 2001, the Agent, in its sole discretion, may liquidate the Money Market Account and apply the funds received therefrom toward the repayment of the Loans in such order and manner as the Lenders elect;

                   (d) If the Commitment Letter is obtained on or prior to
              November 30, 2001, all proceeds of the Refinancing shall be applied toward the repayment of all accrued and unpaid interest, outstanding principal, expenses and other amounts owing, until the Loans are paid in full; and

                   (e) Net proceeds of all borrowings (other than those pursuant to the Amended and Restated Credit Agreement among the Lessee, the Guarantor, and American National Bank and Trust Company of Chicago, dated March 22, 2000, as the same has been and may hereafter be amended from time to time (the "Revolver"), equity investments and asset sales (other than sales of collateral securing the Revolver) by Lessee or any Subsidiary shall be applied to the repayment of the Loans in such order and manner as the Lenders may elect.

         Section 3.2 Forbearance. Subject to the terms and provisions of this Agreement, the Lenders agree, until December 17, 2001 or such earlier time as the Forbearance is terminated as provided in Section 3.3 below (the "Termination Date"), to forbear from exercising any of its rights and remedies arising under the Operative Agreements or otherwise as a result of the Existing Defaults (the "Forbearance").

         Section 3.3 Termination of Forbearance; Etc.. This Amendment does not constitute a waiver or forbearance with respect to any Event of Default other than the Existing Defaults. In addition, failure to obtain the Commitment Letter shall also constitute an Event of Default under the Operative Agreements. In the event that prior to the Termination Date any further Event of Default occurs under the Operative Agreements (i.e., other than the Existing Defaults), then the Lenders shall have the right and option, in their discretion and without notice to the Debtors or any Subsidiary guarantors, to (i) terminate the Forbearance, (ii) refuse to extend additional credit to the Borrowers under the Operative Agreements, and (iii) exercise any and all of the rights and remedies under the Operative Agreements or otherwise arising as a result of such Event of Default or the Existing Defaults. In the event that the Loans are not paid in full on or before December 17, 2001, Borrower shall be obligated (and Guarantor shall guaranty) to pay pro rata to the Lenders a failure fee in the aggregate amount of $25,000.

         Section 3.4 Tolling. All periods of limitations specified by statutes and all defenses of laches or waiver as to the Existing Default will be tolled and otherwise suspended during the period from the date hereof through the date which is ninety (90) days after the Termination Date.

         Section 3.5 Confirmation of Rights by the Borrowers. As an additional material inducement to the Lenders to enter into this Amendment, the Debtors hereby confirm the debts, duties, obligations, liabilities, representations, warranties, rights, titles, powers, and privileges existing by virtue of the Operative Agreements or otherwise, until all of the obligations evidenced by the Operative Agreements, or otherwise, have been paid in full, and hereby agree that this Amendment shall not in any way or manner release, waive, discharge, affect, change, modify, or impair, and the Debtors hereby affirm, the debts, duties, obligations, liabilities, representations, warranties, rights, titles, powers, and privileges existing by virtue of, arising under or out of, in connection with or relating to the Operative Agreements, or otherwise.

                                    ARTICLE 4

                  Ratifications, Representations and Warranties

         Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Operative Agreements and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Operative Agreements are ratified and confirmed and shall continue in full force and effect. Each Amendment Party that is a party to each thereof agrees that each of the Operative Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.2 Representations and Warranties. Lessee, Borrower and Guarantor each hereby represents and warrants to the Lenders that: (i) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith or therewith (collectively, the "Amendment Documents") have been authorized by all requisite action on the part of Lessee, Borrower and Guarantor and will not violate the certificate or articles of incorporation, partnership agreement or bylaws of Lessee, Borrower or Guarantor; (ii) the representations and warranties contained in the Operative Agreements, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Operative Agreements, made only in reference to a specific date); (iii) except for the Existing Defaults, no Default or Event of Default has occurred and is continuing; (iv) each of Lessee, Borrower and Guarantor is in full compliance with all covenants and agreements contained in the Operative Agreements, as amended hereby; and (v) Lessee and Guarantor have consulted with their tax advisors and public accountants concerning the amendments and requirements made in accordance with this Amendment (and all prior Amendments and previous payments) and the effect, if any, they may have on the characterization of the transactions governed by the Operative Agreements and any resulting tax liability and Lessee and Guarantor have determined to enter into this Amendment with the other Amendment Parties on an arms-length basis and regardless of any such tax consequences (which shall be for the sole account of Lessee and Guarantor).

                                    ARTICLE 5

                                  Miscellaneous

         Section 5.1 Conditions to Effectiveness. This Amendment shall be effective upon the execution hereof by each Amendment Party and upon delivery to the Lenders of each of the following documents and compliance with the following requirements:

                   (a) Resolutions of Boards of Directors. Resolutions of the
              Board of Directors of each of Lessee, Borrower, Guarantor and each Domestic Subsidiary certified by its Secretary or an Assistant Secretary which authorize its execution, delivery and performance of, as applicable, this Amendment, the Ratification of the Domestic Subsidiary Guaranties, the Pledge Agreement (defined below), each other Amendment Document to which it is or is to be a party and all documents evidencing other necessary corporate or other action or necessary governmental or other approvals with respect to this Amendment, the Ratification of the Domestic Subsidiaries Guarantees, the Pledge Agreement, and the other Amendment Documents;

                   (b) Incumbency Certificate. A certificate of incumbency
              certified by the Secretary or an Assistant Secretary of each of Lessee, Borrower, Guarantor and each Domestic Subsidiary certifying the names of its officers (i) who are authorized to sign this Amendment, and as applicable, the Pledge Agreement, and the other Amendment Documents (including the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Amendment, the Amendment Documents, the Operative Agreements, the Pledge Agreement, and the transactions contemplated hereby and thereby;

                   (c) Copies of Organizational Documents. Certified copies of any amendments of or other changes to the charter documents of Lessee, Borrower, Guarantor or any Domestic Subsidiary since November 30, 2000;

                   (d) Forbearance Fee. Borrower shall have paid pro rata to the
              Lenders a forbearance fee in the aggregate amount of $50,000 (the "Forbearance Fee"), $25,000 of which shall be credited to accrued but unpaid interest (provided that Lessee provides, on or before November 30, 2001, the Commitment Letter).

                   (e) Principal Payment. Borrower shall have paid a minimum of
              $500,000 in reduction of the principal balance of the Loans on or before November 15, 2001;

                   (f) Pledge Agreement. Borrower shall have executed a Pledge
              Agreement (the "Pledge Agreement"), pledging the Money Market Account as Collateral for the Loans and its other Obligations under the Operative Agreements; and

                   (g) Attorneys' Fees and Expenses. The costs and expenses of
              Agent and all the Lenders (including attorneys' fees) shall have been paid in full.

         Section 5.2 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any of the other Operative Agreements (including any document furnished in connection with this Amendment) shall survive the execution and delivery of this Amendment, and no investigation by Lenders shall affect the representations and warranties or the right of Lenders to rely upon them.

         Section 5.3 Reference to Operative Agreements. Each of the Operative Agreements and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Operative Agreements, as amended hereby and by the Amendment Documents, including, without limitation, the Domestic Subsidiary Guaranties, are hereby amended so that any reference in such Operative Agreements and other documents and agreements to any of the Operative Agreements shall mean a reference to such Operative Agreement as amended hereby or thereby.

         Section 5.4 Expense of the Lenders. As provided in the Operative Agreements, Borrower agrees to pay on demand all costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution or enforcement of this Amendment and the other documents executed pursuant hereto, including, without limitation, title and survey costs, legal fees, appraisal review fees and environmental review fees.

         Section 5.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.6 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 5.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Amendment Parties and their respective successors and assigns, except none of Lessee, Borrower or Guarantor may assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

         Section 5.8 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         Section 5.9 Effect of Waiver; Forbearance of Certain Defaults. No consent or waiver, express or implied, by the Lenders to or for any breach of or deviation from any covenant, condition or duty by Lessee, Borrower or Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. Effective only upon receipt by Agent of this Amendment executed by each Person named below and fulfillment of the conditions to effectiveness set forth in Section 5.1 above, this Amendment shall become notice to Guarantor that Agent and the Lenders hereby agree to forbear from exercising their rights and remedies arising by reason of the Existing Defaults as more fully set forth, and subject to the limitation of Article 3 hereof. Except as stated above, (i) this waiver is not a consent or waiver in respect of any existing or future Events of Default or Defaults or a waiver of Lenders' rights to insist upon Guarantor's compliance with its obligations under each Operative Agreement and (ii) each Operative Agreement is unchanged and continues in full force and effect.

         Section 5.10 Complete Release of Lenders and Others. Each of Lessee and Guarantor hereby unconditionally release and forever discharge the Lenders, the Agent, and each of their successors, assigns, agents, directors, officers, employees, affiliates and attorneys (collectively, the "Indemnities") from all Claims (as defined below) and jointly and severally agree to indemnify the Indemnities, and hold them harmless from any and all claims, losses, causes of action, costs, and expenses of every kind or character in connection with the Claims, the Existing Default, or any other breach of any Operative Agreements. As used in this Agreement, the term "Claims" means any and all possible claims, demands, actions, causes of actions, costs, expenses, and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Amendment, which Lessee or Guarantor, or any of their agents, employees, subsidiaries or affiliates may now or hereafter have against the Indemnities, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise in connection with any of the Operative Agreements, including, without limitation, any contracting for, charging, taking, reserving, collecting, or receiving interest in excess of the maximum rate or interest chargeable under applicable law and any loss, cost, or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions, or omissions of the Indemnities, including, without limitation, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully accelerating the Notes or wrongfully attempting to foreclose on any collateral, but in each case only to the extent permitted by applicable law. Each of Lessee and Guarantor agrees that the Lenders and/or the Agent have no fiduciary or similar obligations to Lessee or Guarantor and that their relationships are strictly that of creditor and debtor. This release is accepted by the Lenders and/or the Agent pursuant to this Agreement and shall not be construed as an admission of liability by the Lenders and/or the Agent. Lessee and Guarantor represent and warrant that they are the current legal and beneficial owner of all Claims, if any, released hereby and have not assigned, pledged, or contracted to assign or pledge any such Claim to any other person.

         Section 5.11 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.12 Cooperation. Lessee and Guarantor will cooperate fully with the Agent's property appraiser and its environmental consultant by permitting reasonable access to, and supplying information about, the Property.

         Section 5.13 ENTIRE AGREEMENT. THIS AMENDMENT, THE AMENDMENT DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

ULTRAK OPERATING, L.P., a Texas          ULTRAK, INC., as the Guarantor
limited partnership, as the
Construction Agent and as the Lessee     By:
                                            ----------------------------------
By: Ultrak G.P., Inc., its sole          Name:
    general partner                           --------------------------------
                                         Title:
By:                                             ------------------------------
   ----------------------------------
Name:                                    WELLS FARGO BANK TEXAS,
     --------------------------------    NATIONAL ASSOCIATION, as a Lender and
Title:                                   as the Agent
       ------------------------------
                                         By:
WELLS FARGO BANK NORTHWEST, NATIONAL        ----------------------------------
ASSOCIATION (formerly and as the         Name:
Agent First Security Bank, National           --------------------------------
Association), not individually,          Title:
except as expressly stated herein,              ------------------------------
but solely as the Owner Trustee under
the Ultrak Trust 1996-1                  BANK ONE, NA, as a Lender

By:
   ----------------------------------    By:
Name:                                       ----------------------------------
     --------------------------------    Name:
Title:                                        --------------------------------
       ------------------------------    Title:
                                                ------------------------------

                                  RATIFICATION

         Each of the undersigned parties hereby expressly (i) acknowledges the terms of the foregoing Tenth Amendment; (ii) ratifies and affirms its obligations under its Subsidiary Guaranty Agreement dated March 22, 2000; and
(iii) acknowledges, renews, and extends its continued liability under such Subsidiary Guaranty Agreement and agrees that such Subsidiary Guaranty Agreement remains in full force and effect with respect to the Lessee Obligations (as such term is defined in such Subsidiary Guaranty Agreement), as amended.

         The foregoing acknowledgment and ratification shall be evidenced by signing and dating in the spaces provided below.

                                       ULTRAK GP, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       ULTRAK LP, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       DIAMOND ELECTRONICS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       MONITOR DYNAMICS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       ABM DATA SYSTEMS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Date:
                                            ------------------------------------

                                       SECURITY WARRANTY, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------